Exhibit 99-B.10 - Consent of Ernst and Young LLP, Independent Registered Public
Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public
Accounting Firm” and to the use of our report dated March 26, 2009, with respect to the financial statements of ING Life Insurance and Annuity Company as of December 31,
2008 and 2007, and for each of the three years in the period ended December 31, 2008, and to the use of our report dated March 12, 2009, with respect to the statements of assets and liabilities of Variable Annuity Account C of ING Life Insurance and Annuity
Company as of December 31, 2008, and the related statements of operations and changes in net assets for the periods disclosed in the financial statements, included in Post-
Effective Amendment No. 3 to the Registration Statement (Form N-4 No. 333-153730),
and the related Prospectus and Statement of Additional Information of Variable Annuity
Account C of ING Life Insurance and Annuity Company.

/s/ Ernst & Young LLP

Atlanta, Georgia
April 13, 2009